Exhibit 99.1

Press Release — For Immediate Release

April 17, 2009

Penns Woods Bancorp, Inc. Reports First Quarter 2009 Earnings

Jersey Shore, PA — Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported that net income from core operations (“operating earnings”), which excludes net securities gains and losses, increased 14.1% to $2,403,000 for the three months ended March 31, 2009 compared to $2,106,000 for the same period of 2008.  Operating earnings per share for the three months ended March 31, 2009 increased 16.7% to $0.63 basic and dilutive compared to $0.54 basic and dilutive for the three months ended March 31, 2008.  Return on average assets and return on average equity calculated on the basis of operating earnings were 1.48% and 16.16% for the three months ended March 31, 2009 compared to 1.34% and 11.87% for the corresponding period of 2008.  Operating earnings for the three months ended March 31, 2009 have been positively impacted by continued emphasis on credit quality, loan and deposit growth, solid non-interest operating income, and an increasing net interest margin.

Net income, as reported under U.S. generally accepted accounting principles, for the three months ended March 31, 2009 was $839,000 compared to $2,131,000 for the same period of 2008.  Comparable results were impacted by an increase in after-tax securities losses of $1,589,000 (from a gain of $25,000 to a loss of $1,564,000) from 2008 to 2009 for the three month periods ended being compared.  Included within the change in after-tax securities losses are pre-tax other than temporary impairment charges relating to certain equity securities held in the investment portfolio for the three months ended March 31, 2009 of $2,333,000 compared to $207,000 for the three months ended March 31, 2008.  Basic and dilutive earnings per share for the three months ended March 31, 2009 were $0.22 compared to $0.55 for the corresponding period of 2008.  Return on average assets and return on average equity were 0.52% and 5.64% for the three months ended March 31, 2009 compared to 1.36% and 12.01% for the corresponding period of 2008.

The net interest margin for the three months ended March 31, 2009 was 4.47% compared to 3.87% for the corresponding period of 2008.  A decrease in the rate paid on interest bearing liabilities of 105 basis points (bp) for the three months ended March 31, 2009 compared to the same period of 2008 positively impacted the net interest margin.  The decreasing cost of funds is primarily the result of the rate paid on time deposits decreasing 138 bp for the three month period ended March 31, 2009 compared to the same period of 2008, while the cost of short-term borrowings decreased 231 bp, over the same time period.  In addition, lower cost core deposit growth has allowed for higher cost long-term borrowings to be reduced by an average balance of $18,756,000 for the three months ended March 31, 2009 compared to 2008.  The overall decline of the rate paid on interest-bearing liabilities is the result of Federal Open Market Committee (FOMC) actions to reduce interest rates coupled with our strategic decision to shorten the duration of the time deposit portfolio over the past year.  The shortening of the time deposit portfolio has resulted in an increased repricing frequency which has allowed for the majority of the portfolio to be repriced downward over the past twelve months.

“We remain focused on building a solid balance sheet that will provide the foundation for continued core operating earnings growth.  The foundation continues to be expanded as core deposits increased 15.5% year over year and 6.5% since December 31, 2008.  The growth in core deposits has provided a low cost source of funding for the 8.3% growth in gross loans year over year.  The combination of solid loan growth coupled with the deposit growth has paved the way for a net interest margin of 4.47% for the three months ended March 31, 2009,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.  “While the foundation was being expanded, safety and soundness was not overlooked.  We remained steadfast in the management of the earning asset portfolio.  Focus remained on loan opportunities that met our credit quality standards, while providing an adequate risk/return trade-off.  This commitment to quality resulted in our credit quality continuing to be stable with a nonperforming loans to total loans ratio of 0.59%, and net loan charge-offs to average loans of only 0.04% for the three month period ended March 31, 2009.  In addition, the allowance for loan losses to loans remains sound at 1.15% of total loans,” added Mr. Walko.

Total assets increased $18,596,000 to $649,612,000 at March 31, 2009 compared to March 31, 2008.  Net loans increased $29,296,000 despite a softening economy that has in general provided fewer loan opportunities.  However, due to our credit quality position and overall balance sheet strength, we have been able to aggressively pursue those loans that meet or exceed our credit standards.  The investment portfolio decreased $6,295,000 from March 31, 2008 to March 31, 2009 due primarily to a decrease in the market value of the portfolio.  The majority of the price depreciation in investment portfolio securities occurred within the tax-exempt bond segment of the portfolio as the market for these bonds has dramatically softened.  In addition, during the three months ended March 31, 2009, the equity segment of the portfolio experienced write downs of $2,333,000 and realized losses of $36,000.  The write downs are due to the turbulence in the equity markets, particularly the financial sector, which has caused several of our investments in regional and national financial institutions to be classified as other than temporarily impaired.  The impairment is the result of their market price continuing to be depressed and actions taken, such as decreased dividends, in an attempt to strengthen their financial position.  Continued turmoil in the capital markets may lead to additional write downs as we move forward through 2009 due to the severity of the market decline and uncertainty surrounding a price recovery of financial sector equities and other securities.  Despite our ability to hold those investment positions that have depreciated in value, each position has been and will continue to be evaluated for other than temporary impairment, and a possible exit due primarily to the ability to carry back tax losses.

Deposits have increased 13.3% or $52,682,000 to $448,807,000 at March 31, 2009 compared to March 31, 2008 with core deposits increasing 15.5% or $32,069,000.  “The growth in deposits is a testament to our standing in the community as a provider of quality service and a safe trusted advisor.  Members of the community utilize our services for their complete banking needs, not only higher cost time deposits.  This is clearly illustrated by the growth in core deposits over the past year.  To further facilitate deposit growth we have and will continue to introduce additional tools aimed at providing a better customer experience.  We are actively marketing electronic delivery of statements, remote deposit capture for commercial customers, and will be rolling out an improved internet banking bill pay system along with mobile banking for smart phones in the near future.  Entwining technology into our account offerings will further enhance our appeal to customers, while providing additional avenues for customers to access their accounts 24/7,” commented Mr. Walko.

Shareholders’ equity decreased $10,570,000 to $58,584,000 at March 31, 2009 compared to March 31, 2008 as accumulated comprehensive loss increased $9,062,000 and $1,238,000 in common stock was strategically repurchased as part of the previously announced stock buyback plan.  The decrease in accumulated other comprehensive income is a result of a decline in the market value of certain securities held in the investment portfolio at March 31, 2009 compared to March 31, 2008 resulting in a net unrealized loss of $10,023,000 at March 31, 2009 compared to a net unrealized loss of $3,366,000 at March 31, 2008.  In addition, the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan increased $2,405,000 due to a decline in the market value of the plan assets caused by the significant downturn in the stock and bond markets over the past year.  The current level of shareholders’ equity equates to a book value per share of $15.29 at March 31, 2009 compared to $17.86 at March 31, 2008 and an equity to asset ratio of 9.02% at March 31, 2009.  Book value per share, excluding accumulated other comprehensive loss, was $18.89 at March 31, 2009 compared to $19.08 at March 31, 2008.  During the three months ended March 31, 2009 cash dividends of $0.46 per share were paid to shareholders compared to $0.46 for the comparable period of 2008.

“The media has been focusing on the deteriorating capital positions of many of the country’s financial institutions.  However, the media has not placed emphasis on the sound capital positions of many community banks such as ours who did not seek TARP funds from the government.  We remain well capitalized according to regulatory guidelines and will use our capital position to further the growth of our institution.  Core operating earnings continue to be at a level that supports our strategic initiatives.  Our philosophy of capital management has been built over the past 75 years and has been tested in various economic cycles.  We will use the experience and knowledge gathered to continue following our template of sound balance sheet growth as we maneuver though the challenges that lie ahead,” commented Mr. Walko.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates twelve branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2009	2008	% Change

ASSETS
Noninterest-bearing balances	$12,886	$16,440	-21.6%
Interest-bearing deposits in other financial institutions	23	12	91.7%
Total cash and cash equivalents	12,909	16,452	-21.5%

Investment securities, available for sale, at fair value	201,651	207,777	-2.9%
Investment securities held to maturity (fair value of $111 and $281)	110	279	-60.6%
Loans held for sale	2,514	3,254	-22.7%
Loans	387,192	357,609	8.3%
Less: Allowance for loan losses	4,441	4,154	6.9%
Loans, net	382,751	353,455	8.3%
Premises and equipment, net	7,733	7,381	4.8%
Accrued interest receivable	3,370	3,122	7.9%
Bank-owned life insurance	14,750	13,209	11.7%
Investment in limited partnerships	5,286	5,261	0.5%
Goodwill	3,032	3,032	0.0%
Deferred tax asset	12,614	5,738	119.8%
Other assets	2,892	12,056	-76.0%
TOTAL ASSETS	$649,612	$631,016	2.9%

LIABILITIES
Interest-bearing deposits	$376,844	$324,463	16.1%
Noninterest-bearing deposits	71,963	71,662	0.4%
Total deposits	448,807	396,125	13.3%

Short-term borrowings	45,268	61,766	-26.7%
Long-term borrowings, Federal Home Loan Bank (FHLB)	86,778	96,778	-10.3%
Accrued interest payable	1,193	1,626	-26.6%
Other liabilities	8,982	5,567	61.3%
TOTAL LIABILITIES	591,028	561,862	5.2%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,011,251 and 4,007,652 shares issued	33,427	33,397	0.1%
Additional paid-in capital	17,970	17,904	0.4%
Retained earnings	27,254	27,620	-1.3%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(10,023)	(3,366)	-197.8%
Defined benefit plan	(3,780)	(1,375)	-174.9%
Less: Treasury stock at cost, 179,028 and 135,599 shares	(6,264)	(5,026)	24.6%
TOTAL SHAREHOLDERS’ EQUITY	58,584	69,154	-15.3%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$649,612	$631,016	2.9%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
(In Thousands, Except Per Share Data)	2009	2008	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,219	$6,380	-2.5%
Investment securities:
Taxable	1,363	1,190	14.5%
Tax-exempt	1,246	1,226	1.6%
Dividend and other interest income	89	252	-64.7%
TOTAL INTEREST AND DIVIDEND INCOME	8,917	9,048	-1.4%

INTEREST EXPENSE:
Deposits	2,005	2,541	-21.1%
Short-term borrowings	158	429	-63.2%
Long-term borrowings, FHLB	917	1,197	-23.4%
TOTAL INTEREST EXPENSE	3,080	4,167	-26.1%

NET INTEREST INCOME	5,837	4,881	19.6%

PROVISION FOR LOAN LOSSES	126	60	110.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,711	4,821	18.5%

NON-INTEREST INCOME:
Deposit service charges	525	570	-7.9%
Securities (losses) gains, net	(2,369)	38	-6334.2%
Bank-owned life insurance	162	155	4.5%
Gain on sale of loans	118	152	-22.4%
Insurance commissions	354	580	-39.0%
Other	434	419	3.6%
TOTAL NON-INTEREST INCOME	(776)	1,914	-140.5%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,482	2,451	1.3%
Occupancy, net	339	338	0.3%
Furniture and equipment	307	285	7.7%
Pennsylvania shares tax	171	105	62.9%
Amortization of investments in limited partnerships	142	178	-20.2%
Other	1,204	1,088	10.7%
TOTAL NON-INTEREST EXPENSE	4,645	4,445	4.5%

INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	290	2,290	-87.3%
INCOME TAX (BENEFIT) PROVISION	(549)	159	-445.3%
NET INCOME	$839	$2,131	-60.6%

EARNINGS PER SHARE - BASIC	$0.22	$0.55	-60.0%

EARNINGS PER SHARE - DILUTED	$0.22	$0.55	-60.0%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,831,747	3,874,741	-1.1%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,831,747	3,874,931	-1.1%

DIVIDENDS PER SHARE	$0.46	$0.46	0.0%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	March 31, 2009			March 31, 2008
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$16,052	$265	6.70%	$8,013	$126	6.32%
All other loans	373,878	6,044	6.56%	354,715	6,297	7.14%
Total loans	389,930	6,309	6.56%	362,728	6,423	7.12%

Taxable securities	101,890	1,452	5.70%	100,730	1,442	5.73%
Tax-exempt securities	101,654	1,888	7.43%	114,590	1,857	6.48%
Total securities	203,544	3,340	6.56%	215,320	3,299	6.13%

Interest bearing deposits	23	—	0.00%	38	—	0.00%

Total interest-earning assets	593,497	9,649	6.56%	578,086	9,722	6.75%

Other assets	55,256			48,692

TOTAL ASSETS	$648,753			$626,778

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$59,642	78	0.53%	$58,561	109	0.75%
Super Now deposits	53,890	129	0.97%	46,367	155	1.34%
Money market deposits	41,276	212	2.08%	23,324	127	2.18%
Time deposits	205,110	1,586	3.14%	190,927	2,150	4.52%
Total Deposits	359,918	2,005	2.26%	319,179	2,541	3.20%

Short-term borrowings	61,487	158	1.03%	51,113	429	3.34%
Long-term borrowings	86,778	917	4.23%	105,534	1,197	4.49%
Total borrowings	148,265	1,075	2.90%	156,647	1,626	4.11%

Total interest-bearing liabilities	508,183	3,080	2.45%	475,826	4,167	3.50%

Demand deposits	71,321			70,243
Other liabilities	9,760			9,726
Shareholders’ equity	59,489			70,983

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$648,753			$626,778
Interest rate spread			4.12%			3.25%
Net interest income/margin		$6,569	4.47%		$5,555	3.87%

	For the Three Months Ended
	March 31,
	2009	2008

Total interest income	$8,917	$9,048
Total interest expense	3,080	4,167

Net interest income	5,837	4,881
Tax equivalent adjustment	732	674

Net interest income (fully taxable equivalent)	$6,569	$5,555

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Operating Data

Net income	$839	$2,263	$1,552	$2,057	$2,131
Net interest income	5,837	5,726	5,513	5,156	4,881
Provision for loan losses	126	145	110	60	60
Net security gains (losses)	(2,369)	(314)	(1,504)	(251)	38
Non-interest income, ex. net security gains (losses)	1,593	1,763	1,976	1,872	1,876
Non-interest expense	4,645	4,542	4,451	4,511	4,445

Performance Statistics

Net interest margin	4.47%	4.42%	4.23%	4.01%	3.87%
Annualized return on average assets	0.52%	1.43%	0.98%	1.30%	1.36%
Annualized return on average equity	5.64%	15.20%	9.43%	11.73%	12.01%
Annualized net loan charge-offs to avg loans	0.04%	0.06%	0.05%	0.01%	0.04%
Net charge-offs	41	57	49	7	36
Efficiency ratio	62.5%	60.7%	59.4%	64.2%	65.8%

Per Share Data

Basic earnings per share	$0.22	$0.59	$0.40	$0.53	$0.55
Diluted earnings per share	0.22	0.59	0.40	0.53	0.55
Dividend declared per share	0.46	0.46	0.46	0.46	0.46
Book value	15.29	15.93	15.47	16.72	17.86
Common stock price:
High	25.61	30.40	35.00	33.15	33.47
Low	23.00	23.00	29.00	30.01	29.66
Close	25.42	23.03	29.00	31.25	33.15
Weighted average common shares:
Basic	3,832	3,843	3,855	3,866	3,875
Fully Diluted	3,832	3,843	3,855	3,866	3,875
End-of-period common shares:
Issued	4,011	4,011	4,010	4,009	4,008
Treasury	179	179	159	150	136

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Financial Condition Data:
General
Total assets	$649,612	$652,803	$632,244	$634,504	$631,016
Loans, net	382,751	377,122	367,279	361,748	353,455
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	448,807	421,368	430,571	437,921	396,125
Noninterest-bearing	71,963	76,035	73,586	79,908	71,662

Savings	60,764	58,668	62,591	62,847	59,985
NOW	55,816	53,821	56,391	52,948	50,193
Money Market	50,476	35,848	39,627	28,860	25,110
Time Deposits	209,788	196,996	198,376	213,358	189,175
Total interest-bearing deposits	376,844	345,333	356,985	358,013	324,463

Core deposits*	239,019	224,372	232,195	224,563	206,950
Shareholders’ equity	58,584	61,027	59,561	64,522	69,154

Asset Quality

Non-performing assets	$2,269	$1,735	$941	$909	$1,427
Non-performing assets to total assets	0.35%	0.27%	0.15%	0.14%	0.23%
Allowance for loan losses	4,441	4,356	4,268	4,207	4,154
Allowance for loan losses to total loans	1.15%	1.14%	1.15%	1.15%	1.16%
Allowance for loan losses to non-performing loans	195.72%	251.07%	453.56%	462.82%	291.10%
Non-performing loans to total loans	0.59%	0.46%	0.25%	0.25%	0.40%

Capitalization

Shareholders’ equity to total assets	9.02%	9.35%	9.42%	10.17%	10.96%

  * Core deposits are defined as total deposits less time deposits